As filed with the Securities and Exchange Commission on March 17, 2011

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIR PRODUCTS AND CHEMICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

23-1274455

(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501

(Address of Principal Executive Offices) (Zip Code)

The Air Products Group Limited Share Incentive Plan

(Full Title of the Plan)

Mary T. Afflerbach, Corporate Secretary and Chief Governance Officer

Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501

(Name and Address of Agent for Service)

610-481-4911

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Titles of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1	36,000	$88.49	$3,185,640	$369.86(1)

(1)	The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Common Stock on 10 March 2011 (i.e., $88.49 per share).

Air Products and Chemicals, Inc. (the “Company”), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the Air Products Group Limited Share Incentive Plan (the “Plan”). These are securities of the same class as the securities registered on Form S-8, Registration Statement No. 333-111793 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement No. 333-111793 are incorporated herein by reference. The Company’s report on Form 10-K for the year ended 30 September 2010 and the Form 10-Q for the period ended 31 December 2010 are also incorporated herein by reference.

EXHIBITS

23.	Consent of Independent Registered Public Accounting Firm

24.	Power of Attorney.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 17th day of March 2011.

AIR PRODUCTS AND CHEMICALS, INC.
(Registrant)

By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach*
Corporate Secretary and Chief Governance Officer

*	Mary T. Afflerbach, Corporate Secretary and Chief Governance Officer, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Director, Chairman of the Board, President and Chief Executive Officer
/s/ John E. McGlade		17 March 2011
John E. McGlade	(Principal Executive Officer)

/s/ Paul E. Huck	Senior Vice President and Chief Financial Officer	17 March 2011
Paul E. Huck	(Principal Financial Officer)

/s/ M. Scott Crocco	Vice President and Corporate Controller	17 March 2011
M. Scott Crocco	(Principal Accounting Officer)

*	Director	17 March 2011
Mario L. Baeza

*	Director	17 March 2011
William L. Davis, III

*	Director	17 March 2011
Chadwick C. Deaton

*	Director	17 March 2011
Michael J. Donahue

*	Director	17 March 2011
Ursula O. Fairbairn

*	Director	17 March 2011
W. Douglas Ford

Signature	Title	Date

*	Director	17 March 2011
Edward E. Hagenlocker

*	Director	17 March 2011
Evert Henkes

*	Director	17 March 2011
Margaret G. McGlynn

*	Director	17 March 2011
Lawrence S. Smith

EXHIBIT INDEX

Exhibit		Page

23.	Consent of Independent Registered Public Accounting Firm	6

24.	Power of Attorney	7

No opinion of counsel is being filed because the Common Stock to be distributed in connection with the Plan will consist exclusively of previously issued shares that are presently held by the registrant as treasury shares and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Plan covered by the registration statement is not subject to the requirements of ERISA.